UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

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In re                                     :
                                          :     Chapter 11
United Pan-Europe Communications N.V.,    :
                                          :     Case No. 02-16020 (BRL)
                               Debtor.    :
                                          :
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            FINDINGS OF FACT, CONCLUSIONS OF LAW, AND ORDER UNDER
           SECTION 1129 OF THE BANKRUPTCY CODE AND RULE 3020 OF THE
                  BANKRUPTCY RULES CONFIRMING SECOND AMENDED
            CHAPTER 11 PLAN OF REORGANIZATION JOINTLY PROPOSED BY
     UNITED PAN-EUROPE COMMUNICATIONS N.V. AND NEW UPC, INC. AS MODIFIED
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          Upon the Court's review of the Plan, the Disclosure Statement, the
Disclosure Statement Order, the Solicitation Affidavits, the Tabulation Affidavits, the Confirmation Memorandum (each as defined below); and upon (i) all of the evidence proffered or adduced at, the objections filed in connection with, and the arguments of counsel made at, the Confirmation Hearing and (ii) the entire record of the Chapter 11 Case; and after due deliberation thereon and good cause appearing therefor:

                    FINDINGS OF FACT AND CONCLUSIONS OF LAW(1)

          IT IS HEREBY FOUND AND DETERMINED THAT:

          A. On December 3, 2002, United Pan-Europe Communications N.V., the above-captioned debtor and debtor in possession (the "Debtor"), together with New UPC, Inc., a Delaware corporation ("New UPC"), jointly filed a reorganization plan for the Debtor under Chapter 11 of title 11 of the United States Code (the "Bankruptcy Code") [Docket No. 24] (the

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(1)  Findings of fact shall be construed as conclusions of law and conclusions of law shall be construed as findings of fact where appropriate. See
     Fed. R. Bankr. P. 7052.


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"Initial Plan") and related disclosure statement [Docket No. 25] (the "Initial
Disclosure Statement").

          B. On December 3, 2002, the United States Bankruptcy Court for the Southern District of New York (the "Court") entered an order [Docket No. 34] (the "Disclosure Statement Hearing Order") (i) scheduling a hearing (the "Disclosure Statement Hearing") to (x) consider the adequacy of the Initial Disclosure Statement and (y) approve the procedures with respect to the solicitation and tabulation of votes to accept or reject the Initial Plan, (ii) approving the form of notice of the Disclosure Statement Hearing (the "Disclosure Statement Hearing Notice"), and (iii) establishing objection deadlines and procedures for objections to the Initial Disclosure Statement and the solicitation and tabulation procedures.

          C. The Disclosure Statement Hearing Notice was (a) served upon all parties specified in the Disclosure Statement Hearing Order, as set forth in the
(i) affidavit of Harriet E. Cohen of White & Case LLP, sworn to December 6, 2002 [Docket No. 56], (ii) affidavit of Jane Sullivan of Innisfree M&A Incorporated ("Innisfree"), sworn to December 20, 2002 [Docket No. 76] and (iii) affidavit of Cassandra Murray of Bankruptcy Services LLC ("BSI"), sworn to December 11, 2002 [Docket No. 65], and (b) published in each of (i) the U.S. and international editions of The Wall Street Journal on December 16, 2002 and December 17, 2002, respectively, as set forth in the affidavits of Bridgette Trykoski, sworn to December 16, 2002 and December 17, 2002 [Docket Nos. 93 and 94, respectively] and (ii) a Luxembourg newspaper, the Luxemburger Wort, and two Dutch newspapers of general circulation, Het Financieele Dagblad and NRC Handelblad, on December 16, 2002, as set forth in the affidavits of Paul C. Mesches, sworn to December 23, 2002 [Docket Nos. 95, 96 and 97, respectively].


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          D. On December 23, 2002, the Debtor and New UPC jointly filed an amended reorganization plan for the Debtor [Docket No. 80] and related amended disclosure statement [Docket No. 81].

          E. Following the Disclosure Statement Hearing on January 7, 2003, the Court entered an order, among other things, (i) approving (x) the adequacy of the Disclosure Statement (as defined below) and (y) the solicitation and tabulation procedures, (ii) establishing a record date for mailing of solicitation materials and voting on the Debtor's reorganization plan, (iii) establishing a voting deadline, (iv) scheduling, and approving the form and manner of notice (the "Confirmation Hearing Notice") of, a hearing to confirm the Debtor's reorganization plan, and (v) establishing a deadline and procedures for objections to confirmation of the Debtor's reorganization plan [Docket No. 129] (the "Disclosure Statement Order").

          F. On January 9, 2003, the Debtor and New UPC jointly filed the Second Amended Chapter 11 Plan of Reorganization Jointly Proposed by United Pan-Europe Communications N.V. and New UPC, Inc. [Docket No. 145] ( the "Second Amended Plan") and the Second Amended Disclosure Statement with Respect to Second Amended Chapter 11 Plan of Reorganization Jointly Proposed by United Pan-Europe Communications N.V. and New UPC, Inc. [Docket No. 141] (as amended, modified, or supplemented from time to time and including all exhibits and schedules thereto, the "Disclosure Statement").

          G. The appropriate Solicitation Materials and Non-Voting Notices (each as defined in the Disclosure Statement Order) were distributed, as applicable, to (i) the United States Trustee (excluding ballots) and (ii) all Holders of Claims against, and Equity Interests in, the Debtor in accordance with Fed. R. Bankr. P. 3017(d) and the Disclosure Statement Order, as set forth in (i) the affidavit of Jane Sullivan of Innisfree, sworn to February 3, 2003 [Docket No.


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203] (the "Innisfree Affidavit") and (ii) the affidavit of Cassandra Murray of
BSI, sworn to January 17, 2003 [Docket No. 165] (the "BSI Affidavit", and together with the Innisfree Affidavit, the "Solicitation Affidavits").

          H. The Confirmation Hearing Notice was published once in each of (i) the global edition of The Wall Street Journal on January 16, 2003, as set forth in the affidavit of Anne Nichols, sworn to January 16, 2002 [Docket No. 2002] and (ii) two Dutch newspapers of general circulation, Het Financieele Dagblad and NRC Handelblad, and a Luxembourg newspaper, the Luxemburger Wort, on January 16, 2002, as set forth in the affidavits of Paul C. Mesches, sworn to January 31, 2003 [Dockets Nos. 199, 200 and 201].

          I. On February 18, 2003, the Debtor filed the (a) Certification of Jane Sullivan With Respect to the Tabulation of Votes on the Second Amended Chapter 11 Plan of Reorganization, sworn to February 18, 2003 [Docket No. 236] and (b) Affidavit of Cassandra Murray Certifying the Ballots Accepting or Rejecting the Second Amended Chapter 11 Plan of Reorganization Jointly Proposed by United Pan-Europe Communications N.V. and New UPC, Inc., sworn to January 7, 2003, sworn to February 18, 2003 [Docket No. 239] (together, the "Tabulation Affidavits"), certifying the results of the ballot and master ballot tabulation for the Classes of Claims and Equity Interests voting to accept or reject the Second Amended Plan.

          J. On February 19, 2003, the Debtor filed and served the First Modifications to the Second Amended Plan [Docket No. 249] (the "Modifications") (the Second Amended Plan as amended by the Modifications shall hereinafter be referred to as the "Plan"). All capitalized terms contained and not otherwise defined herein shall have the meanings ascribed to such terms in the Plan.


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          K. On February 19, 2003, the Debtor filed a memorandum of law [Docket
No. 251] (the "Confirmation Memorandum") in support of confirmation of the Plan.

          L. Pursuant to Section 1128(a) of the Bankruptcy Code, the Court held a hearing on February 20, 2003 (the "Confirmation Hearing") to consider confirmation of the Plan

          M. Jurisdiction; Venue; Core Proceeding (28 U.S.C. ss.ss. 157, 1334(a), 1408 and 1409). This Court has jurisdiction over the Chapter 11 Case pursuant to 28 U.S.C. ss.ss. 157 and 1334. Venue is proper before this Court pursuant to 28 U.S.C. ss.ss. 1408 and 1409. Confirmation of the Plan is a core proceeding under 28 U.S.C. ss. 157(b)(2).

          N. Judicial Notice. This Court takes judicial notice of the docket of the Chapter 11 Case maintained by the Clerk of the Court and/or its duly appointed agent, including, without limitation, all pleadings and other documents filed, all orders entered, and all evidence and arguments made, proffered or adduced at, the hearings held before the Court during the pendency of the Chapter 11 Case, including, without limitation, the hearing to consider the adequacy of the Disclosure Statement and the entry of the Disclosure Statement Order.

          O. Transmittal and Mailing Of Materials; Notice. The Solicitation Materials and Non-Voting Notices were transmitted and served in compliance with the Disclosure Statement Order and Rules 3017(c) and (d) of the Federal Rules of Bankruptcy Procedure (the "Bankruptcy Rules"), and such transmittal and service was adequate and sufficient. Adequate and sufficient notice of the Confirmation Hearing and the other dates and hearings described in the Disclosure Statement Order was given in compliance with Bankruptcy Rules 2002(b) and (d) and the Disclosure Statement Order, and no other or further notice is or shall be required.

          P. Good Faith Solicitation (11 U.S.C. ss. 1125(e)). Based upon the record before the Court, the Debtor and New UPC have solicited votes on the Plan in good faith and in


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compliance with the applicable provisions of the Bankruptcy Code and are entitled to the protections afforded by Section 1125(e) of the Bankruptcy Code and the provisions set forth in Sections 12.3 and 12.6 of the Plan.

          Q. Tabulation Affidavits. The Tabulation Affidavits provided by Innisfree and BSI satisfy the requirements of Bankruptcy Rule 3018 and Local Bankruptcy Rule 3018-1(a), as modified by previous order of this Court.

          R. Acceptance Of The Plan. The Plan has been accepted by Classes 4, 5, 6, 7, 8 and 9 in accordance with Section 1126 of the Bankruptcy Code and consistent with Bankruptcy Rule 3018 and the Disclosure Statement Order.

          S. Plan Compliance With The Applicable Provisions Of The Bankruptcy Code (11 U.S.C. ss. 1129(a)(1)). As set forth below, the Plan complies with the applicable provisions of the Bankruptcy Code, thereby satisfying Section 1129(a)(1) of the Bankruptcy Code.

               (a) Proper Classification Of Claims And Equity Interests (11 U.S.C. ss.ss. 1122, 1123(a)(1)). Except for Administrative Claims and Priority Tax Claims, which need not be designated pursuant to Section 1123(a)(1) of the Bankruptcy Code, the Plan designates ten (10) Classes of Claims, Equity Interests and Old Other Equity Interests. The Claims, Equity Interests and Old Other Equity Interests placed in each Class are substantially similar to the other Claims, Equity Interests or Old Other Equity Interests, as the case may be, in such Class. Valid reasons exist for separately classifying the various Classes of Claims, Equity Interests and Old Other Equity Interests created under the Plan. Thus, the Plan satisfies Sections 1122 and 1123(a)(1) of the Bankruptcy Code.


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               (b) Specification Of Unimpaired Classes (11 U.S.C. ss.
1123(a)(2)). Sections 4.3, 4.4 and 4.5 of the Plan specify Classes 1, 2 and 3, respectively, as unimpaired under the Plan, thereby satisfying Section 1123(a)(2) of the Bankruptcy Code.

               (c) Specification Of Treatment Of Impaired Classes (11 U.S.C. ss. 1123(a)(3)). Sections 4.6 through 4.12 of the Plan designate Classes 4, 5, 6, 7, 8, 9 and 10, respectively, as impaired and set forth the treatment of the Claims, Equity Interests and Old Other Equity Interests in those Classes, thereby satisfying Section 1123(a)(3) of the Bankruptcy Code.

               (d) Equal Treatment Within Classes (11 U.S.C. ss. 1123(a)(4)). The Plan provides for the same treatment by the Debtor for each Claim, Equity Interest and Old Other Equity Interest in a particular Class unless the Holder of a particular Claim, Equity Interest or Old Other Equity Interest in such Class has agreed to a less favorable treatment of its Claim, Equity Interest or Old Other Equity Interest, as applicable, thereby satisfying Section 1123(a)(4) of the Bankruptcy Code.

               (e) Implementation Of Plan (11 U.S.C. ss. 1123(a)(5)). The Plan provides adequate and proper means for implementation of the Plan (including, without limitation, in Article IX of the Plan), thereby satisfying Section 1123(a)(5) of the Bankruptcy Code.

               (f) Nonvoting Equity Securities (11 U.S.C. ss. 1123(a)(6)).
Section 9.4(a) of the Plan provides that the Amended and Restated UPC Articles of Association shall include a provision prohibiting the issuance of nonvoting equity securities, thereby satisfying Section 1123(a)(6) of the Bankruptcy Code.


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               (g) Selection Of Directors (11 U.S.C. ss. 1123(a)(7)). The
provisions of the Plan and the Amended and Restated UPC Articles of Association regarding the manner of selection of managing directors and officers of the Reorganized Debtor are consistent with the interests of Holders of Claims and Equity Interests and with public policy, thereby satisfying Section 1123(a)(7) of the Bankruptcy Code.

               (h) Impairment Of Classes (11 U.S.C. ss. 1123(b)(1)). In accordance with Section 1123(b)(1) of the Bankruptcy Code, Article IV of the Plan impairs and leaves unimpaired, as the case may be, each Class of Claims and Equity Interests under the Plan.

               (i) Assumption Of Executory Contracts And Unexpired Leases (11 U.S.C. ss. 1123(b)(2)). In accordance with Section 1123(b)(2) of the Bankruptcy Code, Section 7.1 of the Plan provides that, on the Effective Date, all of the executory contracts and unexpired leases that exist between the Debtor and any Person which (i) have not expired or terminated pursuant to their own terms,
(ii) have not previously been assumed, assumed and assigned, or rejected pursuant to an order of the Bankruptcy Court on or prior to the Confirmation Date or (iii) are not the subject of pending motions to assume, assume and assign, or reject as of the Confirmation Date, will be (x) deemed assumed if listed on the Schedule of Assumed Contracts or (y) deemed rejected if listed on the Schedule of Rejected Contracts; provided, however, that any executory contracts or unexpired leases which are omitted from both the Schedule of Assumed Contracts and the Schedule of Rejected Contracts are assumed as of the Effective Date, all in accordance with the provisions and requirements of
Section 365 of the Bankruptcy Code. The Debtor's decision regarding the assumption or rejection of its executory contracts and unexpired leases is based on, and is within, the sound business judgment of the Debtor, and is in the best interests of the Debtor, its Estate and Holders of Claims and Equity Interests.


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               (j) Retention, Enforcement And Settlement Of Claims Held By The
Debtor (11 U.S.C. ss. 1123(b)(3)). In accordance with Section 1123(b)(3) of the Bankruptcy Code, Section 9.20 of the Plan provides that, except as otherwise provided in the Plan, all Causes of Action, other than Avoidance Actions, shall automatically be retained and preserved and will revest in the Reorganized Debtor or its successors or assigns. Section 9.20 further provides that the Reorganized Debtor (as a representative of the Estate) or its successors or assigns shall retain and have the exclusive right to enforce and prosecute such Causes of Action against any Person, that arose before the Effective Date, other than those expressly released or compromised as part of or pursuant to the Plan.

               (k) Other Provisions Not Inconsistent With Title 11 (11 U.S.C. ss. 1123(b)(6)). In accordance with Section 1123(b)(6) of the Bankruptcy Code, the Plan includes additional appropriate provisions that are not inconsistent with the applicable provisions of the Bankruptcy Code.

          T.   IPO Claims.

               (a) Before the Debtor filed its petition, one or more of its shareholders brought a putative class action lawsuit against the Debtor and against certain of its principals and underwriters regarding the Debtor's offerings of its Ordinary Shares A in the form of American Depository Receipts in the United States. This case was brought in the Southern District of New York and is titled In re United Pan-Europe Communications N.V. Initial Public Offering Securities Litigation, Case No. 01 Civ. 10744 (SAS). This case is being administered on a coordinated basis with more than 300 other cases under a single caption, i.e., In re Initial Public Offering Securities Litigation, Case No. 21-MC 92 (SAS), and is referred to herein as the "IPO Litigation".


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               (b) All of the claims stated against the Debtor in the IPO
Litigation are for damages arising from the purchase or sale of UPC's Ordinary Shares A and, therefore, have the same priority as the holders of the Ordinary Shares A in the Chapter 11 Case, pursuant to Section 510(b) of the Bankruptcy Code.

               (c) Negotiations are ongoing regarding a settlement between the IPO Plaintiffs (as defined below) and certain of the defendants in the IPO Litigation, including the Debtor, and a settlement with respect to these defendants is being contemplated.

               (d) One of the principal reasons for the agreement between the Debtor and the IPO Plaintiffs reflected herein is to facilitate the Debtor's participation in the contemplated settlement.

          U. Plan Proponents' Compliance With The Applicable Provisions Of The Bankruptcy Code (11 U.S.C. ss. 1129(a)(2)). The Debtor and New UPC have complied with the applicable provisions of the Bankruptcy Code, thereby satisfying
Section 1129(a)(2) of the Bankruptcy Code. Specifically:

               (a) the Debtor is a proper debtor under Section 109 of the Bankruptcy Code;

               (b) the Debtor and New UPC have complied with all applicable provisions of the Bankruptcy Code, except as otherwise provided or permitted by orders of the Court; and

               (c) the Debtor and New UPC have complied with the applicable provisions of the Bankruptcy Code, the Bankruptcy Rules, and the Disclosure Statement Order in transmitting the Solicitation Materials and in soliciting and tabulating votes on the Plan.


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          V. Plan Proposed In Good Faith (11 U.S.C.ss. 1129(a)(3)). The Plan is
the result of extensive arms-length negotiations among, inter alia, the Debtor, UGC and the Participating Noteholders to restructure the Debtor's balance sheet. Such a result is consistent with the objectives of the Bankruptcy Code. Accordingly, the Debtor and New UPC have proposed the Plan in good faith and not by any means forbidden by law, thereby satisfying Section 1129(a)(3) of the Bankruptcy Code.

          W. Payments For Services Or Costs And Expenses (11 U.S.C. ss. 1129(a)(4)). Any payment made or to be made by the Debtor for services or for costs and expenses in or in connection with the Chapter 11 Case, or in connection with the Plan and incident to the Chapter 11 Case, has been approved by, or is subject to the approval of, this Court as reasonable, thereby satisfying Section 1129(a)(4) of the Bankruptcy Code.

          X. Directors And Insiders (11 U.S.C. ss. 1129(a)(5)). The Debtor and New UPC have complied with Section 1129(a)(5) of the Bankruptcy Code. The names and affiliations of each proposed officer and Board of Management member for the Reorganized Debtor and the names and affiliations of each proposed officer and director of New UPC were disclosed to the Court in writing prior to the Confirmation Hearing. The appointment to, or continuation in, such office of each such individual is consistent with the interests of creditors and equity security holders, and with public policy.

          Y. Prior to the Confirmation Hearing, the Debtor and New UPC disclosed to the Court the identity of, and the nature of any compensation for, any insider to be employed or retained by the Reorganized Debtor.


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          Z. No Rate Changes (11 U.S.C. ss. 1129(a)(6)). The Plan does not provide for any change in rates over which a governmental regulatory commission has jurisdiction. Thus, Section 1129(a)(6) of the Bankruptcy Code is not applicable in the Chapter 11 Case.

          AA. Best Interests Of Creditors Test (11 U.S.C. ss. 1129(a)(7)). The Plan satisfies Section 1129(a)(7) of the Bankruptcy Code. The liquidation analysis contained in the Disclosure Statement and any other evidence proffered or adduced at the Confirmation Hearing establish that each Holder of a Claim or Equity Interest in an impaired Class either (i) has accepted the Plan or (ii) will receive or retain under the Plan, on account of such Claim or Equity Interest, property of a value, as of the Effective Date, that is not less than the amount that it would receive if the Debtor were liquidated under Chapter 7 of the Bankruptcy Code.

          BB. Acceptance By Certain Classes (11 U.S.C. ss. 1129(a)(8)). Classes 1, 2, and 3 are Classes of Unimpaired Claims that are conclusively presumed to have accepted the Plan under Section 1126(f) of the Bankruptcy Code. Classes 4 through 9 are Classes of Claims or Equity Interests that have voted to accept the Plan in accordance with Sections 1126(c) and (d) of the Bankruptcy Code. Holders in Class 10 are not entitled to receive or retain any property on account of their Old Other Equity Interests and, accordingly, Class 10 is deemed to have rejected the Plan under Section 1126(g) of the Bankruptcy Code. The Debtor and New UPC, as proponents of the Plan, thus have requested that the Court confirm the Plan notwithstanding that the requirements of Section 1129(a)(8) of the Bankruptcy Code have not been satisfied.

          CC. Treatment Of Priority Claims (11 U.S.C. ss. 1129(a)(9)). The treatment of Administrative Claims under Sections 2.2(a) and (b) of the Plan satisfies the requirements of Section 1129(a)(9)(A) of the Bankruptcy Code, the treatment of Classified Priority Claims under Section 4.4 of the Plan satisfies the requirements of Section 1129(a)(9)(B) of the Bankruptcy


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Code and the treatment of Priority Tax Claims under Section 2.3 of the Plan satisfies the requirements of Section 1129(a)(9)(C) of the Bankruptcy Code.

          DD. Acceptance Of At Least One Impaired Class (11 U.S.C. ss. 1129(a)(10)). At least one Class of Claims that is impaired under the Plan has accepted the Plan, determined without including any acceptance of the Plan by any insider. Accordingly, the Plan satisfies Section 1129(a)(10) of the Bankruptcy Code.

          EE. Feasibility (11 U.S.C. ss. 1129(a)(11)). The Plan satisfies
Section 1129(a)(11) of the Bankruptcy Code because confirmation of the Plan is not likely to be followed by the liquidation or the need for further financial reorganization of the Reorganized Debtor. The Plan is found and determined to be feasible.

          FF. Payment Of Certain Fees (11 U.S.C. ss. 1129(a)(12)). All fees payable on or before the Effective Date under 28 U.S.C. ss. 1930 either have been paid or will be paid on or before the Effective Date pursuant to Sections
2.2 and 14.8 of the Plan. Accordingly, the Plan satisfies Section 1129(a)(12) of the Bankruptcy Code.

          GG. Continuation Of Retiree Benefits (11 U.S.C. ss. 1129(a)(13)).
Section 7.8 of the Plan provides that, notwithstanding anything to the contrary contained in the Plan, nothing in the Plan shall adversely affect the payment of any "retiree benefits" (as such term is defined in Section 1114(a) of the Bankruptcy Code) to the extent required by Section 1129(a)(13) of the Bankruptcy Code. Thus, the Plan satisfies Section 1129(a)(13) of the Bankruptcy Code.

          HH. No Unfair Discrimination; Fair And Equitable (11 U.S.C. ss. 1129(b)). The Old Other Equity Interests in Class 10 are dissimilar from any other Claims or Equity Interests classified in the Plan. Accordingly, Class 10 is properly classified and the Plan does not


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discriminate unfairly with respect to Class 10. Additionally, there are no
Classes junior to Class 10 and, therefore, Section 1129(b)(2)(C)(ii) of the Bankruptcy Code is satisfied as to Class 10.

          II. Based on the foregoing, the Plan does not discriminate unfairly and is fair and equitable with respect to each Class that is Impaired under, and has not accepted, the Plan. Accordingly, the Plan may be confirmed notwithstanding the failure to satisfy Section 1129(a)(8) of the Bankruptcy Code with respect to Class 10.

          JJ. No Other Plan. No other plan has been proposed by any party in interest in the Chapter 11 Case.

          KK. Principal Purpose. The principal purpose of the Plan is neither the avoidance of taxes nor the avoidance of Section 5 of the Securities Act of 1933 (15 U.S.C. ss. 77e et seq.), and no governmental unit has objected to the confirmation of the Plan on any such grounds. The Plan, therefore, satisfies the requirements of Section 1129(d) of the Bankruptcy Code.

          LL. Rule 3016(a) Of The Bankruptcy Rules. The Plan is dated and identified with the names of both the Debtor and New UPC, thereby satisfying Bankruptcy Rule 3016(a).

          MM. Modifications to Plan. Prior to or at the Confirmation Hearing, in accordance with Section 1127 of the Bankruptcy Code and Rule 3019 of the Bankruptcy Rules, the Debtor proposed the Modifications. The Debtor's form and manner of notice of the Modifications was appropriate under the circumstances and no other or further notice of the Modifications is or shall be required.

          NN. The Modifications do not adversely change the treatment of any Claim or Equity Interest. Accordingly, pursuant to Rule 3019 of the Bankruptcy Rules, the Modifications do not require additional disclosure under Section 1125 of the Bankruptcy Code or the


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resolicitation of acceptances or rejections under Section 1126 of the Bankruptcy
Code, nor do they require that Holders of Claims or Equity Interests be afforded an opportunity to change previously cast acceptances or rejections of the Plan.

          OO. Tax Provisions. The (i) issuance and/or transfer of the New UPC Common Stock, New UPC Equity Purchase Rights (and the New UPC Common Stock to be issued upon the exercise of the New UPC Equity Purchase Rights), Belmarken Notes, UPC Notes, UPC Preference Shares A, UPC Priority Shares, UPC Ordinary Shares A and UPC Ordinary Shares C or any other securities, instruments or documents, (ii) the execution, delivery, filing or recording of any mortgage, deed, bill of sale, leasehold mortgage, deed of trust, assignment, security agreement, lien, financing statement, negative pledge or other security interest, or (iii) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer by the Debtor in connection with consummation of the Plan shall be, and hereby is, "under a plan confirmed under section 1129 of [the Bankruptcy Code]" within the meaning of that phrase in Section 1146(c) of the Bankruptcy Code.

          PP. Exemption From Securities Laws. New UPC is an affiliate of the Debtor participating in a joint plan with the Debtor within the meaning of
Section 1145(a) of the Bankruptcy Code. The offer, issuance, distribution and sale of the New UPC Common Stock and the New UPC Equity Purchase Rights (and the New UPC Common Stock to be issued upon the exercise of the New UPC Equity Purchase Rights) to the Holders of Allowed Claims and Allowed Equity Interests is in exchange for such Holders' Claims against, and Equity Interests in, the Debtor within the meaning of Section 1145(a)(1)(A) of the Bankruptcy Code, and are therefore exempt from Section 5 of the Securities Act and any state or local law requiring


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registration for the offer or sale of a security or registration or licensing of an issuer or underwriter of, or a broker or dealer in, a security.

          QQ. Satisfaction Of Confirmation Requirements. The Plan satisfies all the requirements for confirmation set forth in Section 1129 of the Bankruptcy Code. The Debtor has obtained the requisite acceptances both in number and amount for confirmation of the Plan as determined under Section 1126 and required by Section 1129 of the Bankruptcy Code.

          RR. Conditions To Confirmation. All conditions to Confirmation set forth in Section 11.1 of the Plan have been satisfied or duly waived.

          SS. Releases. The release provisions of Section 12.4 of the Plan, (a) fall within the jurisdiction of this Court under 28 U.S.C. ss. 1334, (b) are integral components of the Plan, (c) confer material benefits on the Debtor and its Estate and (d) are in the best interests of the Debtor, its Estate and its creditors and equity interest holders.

          TT. All parties released under the Plan have provided valuable consideration to the Debtor and/or its Estate in exchange for such releases.

          UU. Based upon the foregoing and the record of the Confirmation Hearing and the Chapter 11 Case, the releases provided for in Section 12.4 of the Plan are consistent with the Bankruptcy Code.

          VV. Exculpation. The record of the Confirmation Hearing and the Chapter 11 Case is sufficient to support the exculpation provisions provided for in Section 12.3 of the Plan.

          WW. Retention Of Jurisdiction. The Bankruptcy Court may properly retain jurisdiction over the matters set forth in Article XIII of the Plan and paragraph 29 below.


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                                     DECREES


          NOW THEREFORE, IT IS HEREBY ORDERED, ADJUDGED, DECREED AND DETERMINED
THAT:

          1. Confirmation. The Plan is confirmed pursuant to Section 1129 of the Bankruptcy Code.

          2. Findings And Conclusions Of Court. The findings, determinations, order, judgments and decrees set forth herein constitute this Court's findings of fact and conclusions of law pursuant to Bankruptcy Rule 7052, made applicable to this proceeding pursuant to Bankruptcy Rule 9014.

          3. Exhibits And Documents. All exhibits to the Plan and documents and agreements made part of the evidentiary hearing by the Debtor at the Confirmation Hearing (including all exhibits and attachments thereto), and the execution, delivery and performance thereof by the Debtor substantially in accordance with their respective terms, are hereby approved.

          4. Objections Overruled. To the extent that any objections to confirmation of the Plan have not been withdrawn, waived or settled prior to entry of this Order or are not cured by the relief granted herein, all such objections are hereby overruled.

          5. General Authorizations. Pursuant to Section 1142(b) of the Bankruptcy Code, (i) the Debtor, (ii) the Reorganized Debtor, (iii) New UPC and
(iv) all other necessary parties are authorized and empowered to (x) execute and deliver any instrument, agreement or document and (y) perform any act that is necessary or desirable to comply with the terms and conditions of the Plan and the consummation of the Plan, and are authorized and empowered, without limitation, to take all actions necessary or appropriate to enter into, implement, and consummate the contracts, instruments, and other agreements or documents created in connection with the Plan.

          6. Approval of Agreements. Subject to any relevant approvals at the Extraordinary General Meeting, Confirmation shall constitute approval of all other agreements and transactions contemplated by the Plan.

          7. Additional Modifications. After entry of this Confirmation Order, the Debtor and New UPC may, upon order of the Court, amend or modify the Plan, in accordance with Section 1127(b) of the Bankruptcy Code, or remedy any defect or omission or reconcile any inconsistency in the Plan in such manner as may be necessary to carry out the purpose and intent of the Plan, provided that neither the Debtor nor New UPC may modify the Plan without the consent of the other or, to the extent required in Section 5.3(b) of the Restructuring Agreement, the consent of a Majority-in-Interest of the Participating Noteholders.

          8. Authorizations Under Applicable Law. In order to facilitate implementation of the Plan, subject to any requirements of Dutch law, the Debtor and the Reorganized Debtor are authorized, without any further corporate action, to execute and deliver all agreements, documents and instruments (and all exhibits, schedules and annexes thereto) contemplated by the Restructuring and to take such other action as is necessary or appropriate to effectuate the transactions contemplated by the Restructuring, including, without limitation, the consummation of the Akkoord and the Dutch Implementing Offer.

          9. Provisions Of Plan and Order Nonseverable And Mutually Dependent. The provisions of the Plan and this Confirmation Order, including the findings of fact and conclusions of law set forth herein, are nonseverable and mutually dependent.

          10. Disbursing Agent. The Reorganized Debtor is authorized and empowered to retain, without further order of the Court, Mellon Investor Services LLC as the Reorganized Debtor's Disbursing Agent with respect to Distributions to the Holders of Allowed Claims and Allowed Equity Interests.

          11. Plan Classification Controlling. The classification of Claims and Equity Interests for purposes of the Distributions to be made under the Plan shall be governed solely by the terms of the Plan. The classification and amounts of Claims and Equity Interests, if any, set forth in the Plan or on the Ballots tendered to or returned by the Holders of Claims or Equity Interests in connection with voting on the Plan (i) were set forth on the Ballots solely for purposes of voting to accept or reject the Plan and (ii) do not necessarily represent, and in no event shall be deemed to modify or otherwise affect, the actual amount or classification of such Claims or Equity Interests under the Plan for distribution purposes.

          12. Aggregate Amounts of Belmarken Notes Claims And UPC Notes Claims. In accordance with Article IV of the Plan, the Belmarken Notes Claims shall be deemed Allowed in the aggregate amount of $937,482,330.51 and the UPC Notes Claims shall be deemed Allowed in the aggregate amount of $4,688,233,885.90.

          13. Discharge Of Debtor. (a) To the fullest extent permitted by applicable law (including, without limitation, Section 105 of the Bankruptcy
Code), and except as otherwise provided in the Plan or this Order, all property distributed under the Plan shall be in consideration for, and in complete satisfaction, settlement, discharge and release of, all Claims of any nature whatsoever against, Equity Interests in, or Old Other Equity Interests in, the Debtor, the Reorganized Debtor, the Estate or any of their assets or properties and, regardless of whether any property shall have been distributed or retained pursuant to the Plan on account of such

Claims, Equity Interests or Old Other Equity Interests, upon the Effective Date, except as otherwise set forth in the Plan, (i) the Debtor shall be deemed discharged and released under Section 1141(d)(1)(A) of the Bankruptcy Code from any and all Claims, including, but not limited to, demands and liabilities that arose before the Confirmation Date, debts (as such term is defined in Section 101(12) of the Bankruptcy Code), Liens, security interests, and encumbrances of and against all Property of the Estate, the Debtor and its Affiliates, that arose before the Confirmation Date, including without limitation, all debts of the kind specified in Sections 502(g), 502(h) or 502(i) of the Bankruptcy Code, whether or not (x) such Claim has been Allowed pursuant to Section 502 of the Bankruptcy Code, or (y) the Holder of such Claim has voted to accept the Plan and (ii) all interests of the Holders of Equity Interests and, to the extent permitted under applicable law, Old Other Equity Interests shall be terminated.

               (b) To the fullest extent permitted by applicable law (including, without limitation, Section 105 of the Bankruptcy Code), and except as otherwise provided in the Plan or this Order, as of the Confirmation Date, all Persons, including, without limitation, all Holders of Claims, Equity Interests or Old Other Equity Interests, shall be barred and enjoined from asserting against the Debtor or the Reorganized Debtor, their successors or their property any other or further Claims, debts, rights, Causes of Action, liabilities, Equity Interests or Old Other Equity Interests relating to the Debtor based upon any act, omission, transaction or other activity of any nature that occurred prior to the Confirmation Date. In accordance with the foregoing, except as provided in the Plan or this Order, this Order shall be a judicial determination of discharge of all such Claims and other debts and liabilities against the Debtor and termination of all Equity Interests and, to the extent permitted under applicable law, Old Other Equity Interests, pursuant to Sections 524 and 1141 of the Bankruptcy Code, and such discharge and termination shall void any judgment obtained against the Debtor at any time, to the extent that such judgment relates to a discharged Claim or terminated Equity Interest or Old Other Equity Interest. In particular, Confirmation shall permanently enjoin all Holders of Claims against, Equity Interests in or Old Other Equity Interests in the Debtor and any other parties in interest from taking any action whatsoever, whether within or outside of the United States, that in any way is inconsistent with or contrary to the classification and/or treatment of Claims, Equity Interests or Old Other Equity Interests under the Plan, and all Holders are bound by the Plan; provided, however, that nothing in the Plan shall enjoin a Holder of a Claim against the Debtor from asserting its Claim in the Dutch Bankruptcy Case or asserting any position therein with respect to the classification or treatment thereof. Notwithstanding the foregoing, nothing in Section 12.1 of the Plan or this Order shall affect the rights of New UPC with respect to any Belmarken Notes, UPC Notes, UPC Preference Shares A, UPC Priority Shares or UPC Ordinary Shares A transferred to it in accordance with the Plan.

          14. Exculpation. (a) None of UGC, UGC Holdings, the Debtor, the Reorganized Debtor, New UPC, the Administrator, the Committee, any Participating Noteholder, any Indenture Trustee, any Holder of UPC Notes, UPC Preference Shares A, UPC Priority Shares or UPC Ordinary Shares A, or any of the foregoing's respective current or former officers, directors, Subsidiaries, Affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, financial advisors, accountants and agents, or any of their respective successors and assigns, or any of their respective property, shall have or incur any liability to any Holder of a Claim, an Equity Interest or an Old Other Equity Interest, or any other party in interest, or any of their respective officers, directors, Subsidiaries, Affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, financial advisors and agents, or any of their respective successors and assigns, and their respective property, for any act or omission in connection with, relating to, or arising out of, the Restructuring, the Moratorium Petition, the Chapter 11 Case, the solicitation of acceptances of the Plan or the Akkoord, the pursuit of Confirmation or the acceptance of the Akkoord, the consummation of the Plan or the Akkoord, or the administration of the Plan or the Akkoord or the property to be distributed under the Plan or the Akkoord, except (i) for their gross negligence or willful misconduct, (ii) solely in the case of attorneys, to the extent that such exculpation would violate any applicable professional disciplinary rules, including Disciplinary Rule 6-102 of the Code of Professional Conduct, (iii) solely in the case of UPC, New UPC, UGC or any Participating Noteholder, for failure to comply with, or breach of such Person's obligations under, the Plan, the Akkoord or the Restructuring Agreement, and
(iv) solely in the case of the Indenture Trustee, for failure to comply with, or breach of such Person's obligations under, the Indentures, and in all respects
(x) UPC, New UPC, UGC and the Participating Noteholders shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan, the Akkoord and the Restructuring Agreement and
(y) the Indenture Trustee shall be entitled to reasonably rely upon the advice of counsel with respect to its duties and responsibilities under the Indentures.

               (b) Notwithstanding any other provision of the Plan or the Akkoord, no holder of a Claim, Equity Interest or Old Other Equity Interest, no other party in interest, none of their respective current or former officers, directors, Subsidiaries, Affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, financial advisors, accountants and agents, or any of their respective successors and assigns, and their respective property, shall have any right of action, demand, suit or proceeding against UGC, UGC Holdings, the Debtor, the

Reorganized Debtor, New UPC, the Administrator, each Participating Noteholder, any Indenture Trustee, each Holder of UPC Notes, the Belmarken Notes, the UPC Preference Shares A, the UPC Priority Shares or the UPC Ordinary Shares A and each of the foregoing's respective current or former officers, directors, Subsidiaries, Affiliates, members, managers, shareholders, partners, representatives, employees, attorneys, financial advisors and agents, or any of their respective successors and assigns, and their respective property, for any act or omission in connection with, relating to, or arising out of, the Restructuring, the Moratorium Petition, the Chapter 11 Case, the solicitation of acceptances of the Plan or the Akkoord, the pursuit of Confirmation or the acceptance of the Akkoord, the consummation of the Plan or the Akkoord, or the administration of the Plan or the Akkoord or the property to be distributed under the Plan or the Akkoord, except (i) for their gross negligence or willful misconduct, (ii) solely in the case of attorneys, to the extent that such exculpation would violate any applicable professional disciplinary rules, including Disciplinary Rule 6-102 of the Code of Professional Conduct, (iii) solely in the case of UPC, New UPC, UGC or any Participating Noteholder, for failure to comply with, or breach of such Person's obligations under, the Plan, the Akkoord or the Restructuring Agreement, and (iv) solely in the case of the Indenture Trustee, for failure to comply with, or breach of such Person's obligations under, the Indentures, and in all respects (x) UPC, New UPC, UGC and the Participating Noteholders shall be entitled to reasonably rely upon the advice of counsel with respect to their duties and responsibilities under the Plan, the Akkoord and the Restructuring Agreement and (y) the Indenture Trustee shall be entitled to reasonably rely upon the advice of counsel with respect to its duties and responsibilities under the Indentures.

          15. Cancellation of Claims, Equity Interests and Old Other Equity Interests. As of consummation of the Plan, all Claims against, and Equity Interests in, the Debtor and, to the extent permitted under applicable law, all Old Other Equity Interests shall be cancelled and all agreements, notes, instruments, depositary shares, depositary receipts, indentures, certificates, guaranties and any other documents evidencing or relating to such Claims, Equity Interests and Old Other Equity Interests shall be cancelled and deemed terminated, as permitted by Section 1123(a)(5)(F) of the Bankruptcy Code, and the holders thereof shall have no rights and such notes, instruments, depositary shares, depositary receipts, indentures, certificates, guaranties and other documents shall evidence no rights, except the right to receive the Distributions, if any, to be made to Holders of such Claims, Equity Interests or Old Other Equity Interests under the Plan; provided, however, that, notwithstanding the foregoing or anything else to the contrary contained in the Plan or this Order, none of the Belmarken Notes, UPC Notes, UPC Preference Shares A, UPC Priority Shares and UPC Ordinary Shares A shall be cancelled pursuant to the Plan and such Claims and Equity Interests shall instead be dealt with as provided in Section 9.2 of the Plan.

          16. Waiver Of Subordination Rights. Any Distributions under the Plan shall be received and retained free of and from any obligations to hold or transfer the same to any other Creditor and shall not be subject to levy, garnishment, attachment or other legal process by any holder by reason of any claimed contractual, legal or equitable subordination rights, and this Order shall constitute an injunction enjoining any Person from enforcing or attempting to enforce any contractual, legal or equitable subordination rights to Property distributed under the Plan, in each case other than as provided in the Plan.

          17. Binding Effect. The provisions of the Plan shall be binding upon and inure to the benefit of the Debtor, the Estate, the Reorganized Debtor, any Holder of any Claim, Equity Interest or Old Other Equity Interest treated herein or any Person named or referred to in the Plan, the Indenture Trustee and each of their respective heirs, executors, administrators, representatives, predecessors, successors, assigns, agents, officers and directors, and, to the fullest extent permitted under the Bankruptcy Code and other applicable law, each other Person affected by the Plan.

          18. Revesting Of Assets. Except as otherwise expressly provided in the Plan or this Order, pursuant to Sections 1123(a)(5), 1123(b)(3) and 1141(b) of the Bankruptcy Code, all Property comprising the Estate, including, but not limited to, all Causes of Action shall automatically be retained and revest in the Reorganized Debtor or its successors or assigns, free and clear of all Claims, Liens, contractually-imposed restrictions, charges, encumbrances and interests of Creditors and Equity Interest Holders on the Effective Date, with all such Claims, Liens, contractually-imposed restrictions, charges, encumbrances and interests being extinguished except as otherwise provided in the Plan. As of the Effective Date, the Reorganized Debtor may operate its business and use, acquire and dispose of Property and settle and compromise Claims, Equity Interests or Old Other Equity Interests without the supervision of this Court and free of any restrictions of the Bankruptcy Code or the Bankruptcy Rules, other than those restrictions expressly imposed by the Plan, the Akkoord, and this Order. Without limiting the foregoing, the Reorganized Debtor may pay the charges it incurs for professional fees, disbursements, expenses, or related support services incurred after the Effective Date without any application to this Court.

          19. Injunction. Except as otherwise expressly provided in the Plan or this Order and to the fullest extent authorized or provided by the Bankruptcy Code, including Sections 524 and 1141 thereof, Confirmation shall, provided that the Effective Date occurs, permanently enjoin all Persons that have held, currently hold or may hold a Claim or other debt or liability that is discharged or an Equity Interest, Old Other Equity Interest or other right of an equity security Holder that is Impaired or terminated pursuant to the terms of the Plan from taking any of the following actions against the Debtor, the Reorganized Debtor or their property on account of any such discharged Claims, debts or liabilities or such terminated Equity Interests, Old Other Equity Interests or rights: (i) commencing, conducting or continuing in any manner, directly or indirectly, any suit, action or other proceeding of any kind, (ii) enforcing, levying, attaching, collecting or otherwise recovering in any manner or by any means, whether directly or indirectly, any judgment, award, decree or order,
(iii) creating, perfecting or enforcing in any manner, directly or indirectly, any Lien or encumbrance of any kind, (iv) asserting any setoff, offset, right of subrogation or recoupment of any kind, directly or indirectly, against any debt, liability or obligation due to the Debtor or the Reorganized Debtor, and/or (v) proceeding in any manner in any place whatsoever, including employing any process, that does not conform to or comply with or is inconsistent with the provisions of the Plan.

     20. Releases. (a) Effective on the date of this Confirmation Order, but subject to the occurrence of the Effective Date, UGC, UGC Holdings, United Europe, Inc., the Debtor, the Reorganized Debtor, New UPC, the Administrator, each Participating Noteholder, any Indenture Trustee, each Holder of UPC Notes, and each of the foregoing's respective current officers, directors, members, managers, representatives, employees, attorneys, financial advisors and agents, or any of their respective successors and assigns, and their respective property, shall be released from any and all claims, obligations, rights, causes of action, choses in action, demands, suits, proceedings and liabilities which the Debtor or any Holder of a Claim against, Equity Interest in, or Old Other Equity Interest in, the Debtor may be entitled to assert, whether for fraud, tort, contract, violations of applicable securities laws, or otherwise, whether known or unknown, foreseen or unforeseen, existing or hereafter arising, contingent or non-contingent, based in whole or in part upon any act, omission, transaction, state of facts, circumstances or other occurrence or failure of an event to occur, taking place before the date of this Confirmation Order and in any way relating to the Debtor, the Reorganized Debtor, New UPC, the issuance, purchase or sale of the Belmarken Notes, the UPC Notes, the UPC Preference Shares A, the UPC Priority Shares or the UPC Ordinary Shares A, the Restructuring, the Chapter 11 Case, the Moratorium Petition, the Plan, or the Akkoord; provided, however, that nothing herein shall release any Person from any claims, obligations, rights, causes of action, choses in action, demands, suits, proceedings or liabilities based upon any act or omission arising out of such Person's gross negligence or willful misconduct; provided further that nothing herein shall release (i) UPC, New UPC, UGC or any Participating Noteholder from any claims, obligations, rights, causes of action, choses in action, demands, suits, proceedings or liabilities based upon such Person's failure to comply with, or breach of such Person's obligations under, the Plan, the Akkoord or the Restructuring Agreement or (ii) the Indenture Trustee from any claims, obligations, rights, causes of action, choses in action, demands, suits, proceedings or liabilities based upon such Person's failure to comply with, or breach of such Person's obligations under, the Indentures; provided further that to the extent that, on the Effective Date, New UPC is the holder of any Belmarken Notes, UPC Notes, UPC Preference Shares A, UPC Priority Shares or UPC Ordinary Shares A, whether obtained through the Dutch Implementing Offer and the Plan or otherwise, the Claims and Equity Interests represented by such Belmarken Notes, UPC Notes, UPC Preference Shares A, UPC Priority Shares and UPC Ordinary Shares A held by New UPC will not be released, but will instead remain outstanding.

               (b) Effective as of the date of this Confirmation Order, but subject to the occurrence of the Effective Date, all holders of Belmarken Notes, UPC Notes, UPC Preference Shares A, UPC Priority Shares and UPC Ordinary Shares A shall be deemed to release, and shall be permanently enjoined from bringing, maintaining, facilitating or assisting any action, demand, suit or proceeding against the Debtor, the Reorganized Debtor, New UPC and their respective current officers, directors, members, managers, representatives, employees, attorneys, financial advisors and agents, or any of their respective successors and assigns, and their respective property, in respect of any claims, obligations, rights, causes of action, demands, suits, proceedings and liabilities related to, or arising from, any and all claims or interests arising under, in connection with, or related to the Belmarken Notes, the UPC Notes, the UPC Preference Shares A, the UPC Priority Shares, the UPC Ordinary Shares A, or the issuance, purchase, or sale thereof; provided that such release and injunction shall not be binding on New UPC to the extent of New UPC's claims and interests solely against UPC on account of any Belmarken Notes, UPC Notes, UPC Preference Shares A, UPC Priority Shares or UPC Ordinary Shares A held by New UPC, whether obtained through the Dutch Implementing Offer and the Plan or otherwise.

               (c) Nothing in the Plan shall effect a release in favor of any released party from any liability arising under (i) the Internal Revenue Code, or any state, city or municipal tax code, (ii) the environmental laws of the United States, any state, city or municipality, or (iii) any criminal laws of the United States, any state, city or municipality; nor shall anything in the Plan enjoin the United States government or any state, city or municipality, as applicable, from bringing any claim, suit, action or other proceeding against any released party for any liability arising under (i) the Internal Revenue Code, or any state, city or municipal tax code, (ii) the environmental laws of the United States, any state, city or municipality, or
(iii) any criminal laws of the United States, any state, city or municipality; provided, however, that this paragraph shall in no way affect or limit the discharge granted to the Debtor under Chapter 11 of the Bankruptcy Code and pursuant to Section 12.1 of the Plan.

               (d) Solely in the case of attorneys, nothing in the Plan shall effect a release from any liability arising under any applicable professional disciplinary rule, including Disciplinary Rule 6-102 of the Code of Professional Conduct.

          21. Term of Injunctions or Stays. Unless otherwise provided in the Plan or in this Order or a separate order of the Bankruptcy Court, all injunctions or stays provided for in the Chapter 11 Case under Sections 105(a) or 362 of the Bankruptcy Code, or otherwise, and in existence on the Confirmation Date, shall remain in full force and effect until the Effective Date.

          22. Assumed Contracts And Leases. On the Effective Date, all of the executory contracts and unexpired leases that exist between the Debtor and any Person which (i) have not expired or terminated pursuant to their own terms,
(ii) have not previously been assumed, assumed and assigned, or rejected pursuant to an order of the Bankruptcy Court on or prior to the date of this Confirmation Order or (ii) are not the subject of pending motions to assume, assume and assign, or reject as of the date of this Confirmation Order, will be
(x) deemed assumed if listed on the Schedule of Assumed Contracts or (y) deemed rejected if listed on the Schedule of Rejected Contracts; provided, however, that any executory contracts or unexpired leases which are omitted from both the Schedule of Assumed Contracts and the Schedule of Rejected Contracts shall be deemed assumed as of the Effective Date.

          23. Cure Of Defaults For Assumed Contracts And Leases. All undisputed cure and any other monetary default payments required by Section 365(b)(1) of the Bankruptcy Code under any assumed executory contract and unexpired lease which is in default shall be satisfied by the Reorganized Debtor (to the extent such obligations are enforceable under the Bankruptcy Code and applicable non-bankruptcy law), pursuant to Section 365(b)(1) of the Bankruptcy Code, at the option of the Reorganized Debtor: (i) by payment of such undisputed cure amount, without interest, in Cash within sixty (60) days following the Effective Date; (ii) by payment of such other amount as ordered by the Bankruptcy Court; or (iii) on such other terms as may be agreed to by the parties to such executory contract or unexpired lease. In the event of a dispute, payment of the amount otherwise payable hereunder shall be made without interest, in Cash (i) on or before the later of sixty (60) days following the Effective Date or thirty
(30) days following entry of a Final Order liquidating and allowing any disputed amount or (ii) on such other terms as may be agreed to by the parties to such executory contract or unexpired lease.

          24. Exemption From Certain Taxes. Pursuant to Section 1146(c) of the Bankruptcy Code, (i) the issuance and/or transfer of the New UPC Common Stock, New UPC Equity Purchase Rights (and the New UPC Common Stock to be issued upon the exercise of the New UPC Equity Purchase Rights), Belmarken Notes, UPC Notes, UPC Preference Shares A, UPC Priority Shares, UPC Ordinary Shares A and UPC Ordinary Shares C or any other securities, instruments or documents, (ii) the execution, delivery, filing or recording of any mortgage, deed, bill of sale, leasehold mortgage, deed of trust, assignment, security agreement, lien, financing statement, negative pledge or other security interest, or (iii) the making or assignment of any lease or sublease or the making or delivery of any deed or other instrument of transfer by the Debtor in connection with consummation of the Plan shall not be subject to any stamp tax or other similar tax. Consistent with the foregoing, each recorder of deeds or similar official for any county, city or governmental unit in which any instrument hereunder is to be recorded shall, pursuant to this Order, be ordered and directed to accept such instrument without requiring the payment of any stamp tax or other similar tax. This Court retains jurisdiction to enforce the foregoing direction, by contempt proceedings or otherwise.

          25. Exemption From Securities Laws. Pursuant to Section 1145 of the Bankruptcy Code, the offer, issuance, distribution and sale of the New UPC Common Stock and the New UPC Equity Purchase Rights (and the New UPC Common Stock to be issued upon the exercise of the New UPC Equity Purchase Rights) under the Plan are exempt from Section 5 of the Securities Act and any state or local law requiring registration for the offer or sale of a security or registration or licensing of an issuer or underwriter of, or broker or dealer in, or a security.

          26. Professional Compensation And Reimbursement Claims. Final applications for compensation for services rendered and reimbursement of expenses incurred by Professionals (i) from the later of the Petition Date or the date on which retention was approved through the Effective Date or (ii) pursuant to Section 503(b)(4) of the Bankruptcy Code, shall be Filed no later than sixty (60) days after the Effective Date or such later date as this Court approves, and shall be served on: (i) counsel to the Debtor, White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036 (Attn.: Howard S. Beltzer, Esq.); (ii) counsel to New UPC, Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California 90071 (Attn.: Richard Levin, Esq.);
(iii) counsel to the Committee, Paul, Weiss,

Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019 (Attn.: Jeffrey D. Saferstein, Esq.); and (iv) the Office of the United States Trustee, 33 Whitehall Street, Suite 2100, New York, New York 10004 (Attn.: Paul Schwartzberg, Esq.). Any objections to an application for the payment of Professional Claims must be filed and served on the Reorganized Debtor and its counsel and the requesting Professional no later than twenty-five
(25) days (or such longer period as may be granted by order of this Court) after the date on which such application was served. Applications that are not timely Filed will not be considered by this Court. The Reorganized Debtor may pay any Professional fees and expenses incurred after the Effective Date without any application to this Court.

          27. Other Administrative Claims. Except as may otherwise be ordered by this Court, any request for payment of an Administrative Claim, other than a request for compensation and reimbursement of expenses of Professionals, must be filed, together with proof of service, with this Court either conventionally or on this Court's Electronic Case Filing (ECF) System that can be accessed from this Court's website at HTTP://WWW.NYSB.USCOURTS.GOV (to file on the ECF System, an attorney must have (1) a PACER login and password and (2) a login and password for the Bankruptcy Court's ECF System) in accordance with this Court's General Order setting forth Electronic Filing Procedures, as amended, with a hard copy delivered to the chambers of the Honorable Burton R. Lifland, and served so as to be actually received on or before 4:00 p.m. (New York Time) on the date that is no later than forty-five (45) days after the Effective Date (the "Service Date") by: (i) counsel to the Debtor, White & Case LLP, 1155 Avenue of the Americas, New York, New York 10036 (Attn.: Howard S. Beltzer, Esq.); (ii) counsel to UnitedGlobalCom, Inc. and New UPC, Inc., Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Los Angeles, California 90071 (Attn.: Richard Levin, Esq.); (iii)
counsel to the Committee, Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York 10019 (Attn.: Jeffrey D. Saferstein, Esq.); and (iv) the Office of the United States Trustee, 33 Whitehall Street, Suite 2100, New York, New York 10004 (Attn.: Paul Schwartzberg, Esq.) (the "Recipients"). Objections, if any, to such applications shall be filed with the Court (in the manner set forth above) and served on the Recipients so that such objections are actually received by 4:00 p.m. (New York Time) no later than thirty (30) days after the Service Date.

          28. Payment Of Fees. All fees payable by the Debtor on or before the Effective Date pursuant to 28 U.S.C. ss. 1930 shall be paid by the Debtor on or before the Effective Date and all such fees payable thereafter shall be paid by the Reorganized Debtor.

          29. Retention Of Jurisdiction. Pursuant to Sections 105(a) and 1142 of the Bankruptcy Code, and notwithstanding the entry of this Order or the occurrence of the Effective Date, this Court, except as otherwise provided herein, shall retain jurisdiction over all matters arising out of, arising in or related to, the Chapter 11 Case, the Plan and this Order, including any such matters that arise prior to or after the Effective Date, to the fullest extent permitted by applicable law, including, without limitation, as provided in
Section 13.1 of the Plan.

          30. Execution By Third Parties. Each and every federal, state and local governmental agency or department is hereby directed to accept, and lessors and holders of liens are directed to execute, any and all documents and instruments necessary and appropriate to consummate the transactions contemplated by the Plan including, without limitation, documents and instruments for recording in county and state offices where any such document or instrument may need to be filed in order to effectuate the Plan.


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          31. Distribution Notification Date. The Distribution Notification Date
under the Plan shall be fixed the third (3rd) Business Day after the Effective Date.

          32. Distributions To Holders Of UPC Notes Claims. For the purpose of Distributions to Holders of Allowed UPC Notes Claims, all Distributions on account of Allowed UPC Notes Claims shall be distributed by the Disbursing Agent to the Indenture Trustee for further distribution to Holders of UPC Notes Claims pursuant to the terms of Section 6.15 of the Plan.

          33. Voting. In accordance with Section 1125 of the Bankruptcy Code, the Debtor and New UPC have solicited votes on the Plan in good faith and in compliance with the applicable provisions of the Bankruptcy Code, and the Debtor and New UPC (and each of their respective agents, directors, officers, employees, advisors and attorneys) have participated in good faith and in compliance with the applicable provisions of the Bankruptcy Code in the offer, issuance, sale and purchase of the securities offered and sold under the Plan, and are not, and on account of such offer, issuance, sale, solicitation, and/or purchase will not be, liable at any time for the violation of any applicable law, rule, or regulation governing the solicitation of acceptances or rejections of the Plan or the offer, issuance, sale or purchase of the securities offered or sold under the Plan.

          34. Notice Of Entry Of Confirmation Order. On or prior to the tenth
(10th) day following entry of this Confirmation Order, the Debtor shall serve notice of entry of this Confirmation Order pursuant to Rules 2002(f)(7), 2002(k) and 3020(c) of the Bankruptcy Rules on all creditors and equity security holders, and other parties in interest, by causing a notice of entry of the Confirmation Order to be delivered to such parties by first class mail, postage prepaid. In addition, the Debtor shall cause publication of notice of entry of this Confirmation


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Order once each in (i) the U.S. and international editions of The Wall Street
Journal, (ii) two Dutch newspapers of general circulation, Het Financieele Dagblad and NRC Handelblad, and (iii) a Luxembourg newspaper, the Luxemburger Wort, as soon as reasonably practicable after the entry of this Confirmation Order.

          35. Plan Provisions. The failure specifically to include or reference any particular provision of the Plan in this Confirmation Order shall not diminish or impair the effectiveness of such provision, it being the intent of this Court that the Plan be hereby confirmed in its entirety.

          36. Confirmation Order Controlling. The provisions of the Plan and this Confirmation Order shall be construed in a manner consistent with each other so as to effect the purposes of each; provided, however, that if there is determined to be any inconsistency between any Plan provision and any provision of this Confirmation Order that cannot be so reconciled, then solely to the extent of such inconsistency, the provisions of this Confirmation Order shall govern, and any provision of this Confirmation Order shall to such extent be deemed a modification to the Plan and shall control and take precedence.

          37. Reversal. If any or all of the provisions of this Confirmation Order are hereafter reversed, modified or vacated by subsequent order of this Court or any other court, such reversal, modification or vacatur shall not affect the validity of the acts or obligations incurred or undertaken in good faith under or in connection with the Plan prior to the Debtor's receipt of written notice of any such order. Notwithstanding any such reversal, modification or vacatur of this Confirmation Order, any such act or obligation incurred or undertaken pursuant to, and in reliance on, this Confirmation Order prior to the effective date of such reversal, modification or vacatur shall be governed in all respects by the provisions of this Confirmation

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Order and the Plan (including the exhibits to, and all documents and agreements executed pursuant to, the Plan) and any amendments or modifications thereto.

          38. Applicable Non-Bankruptcy Law. Pursuant to Sections 1123(a) and 1142(a) of the Bankruptcy Code, the provisions of this Confirmation Order, the Plan (including the exhibits to, and all documents and agreements executed pursuant to, the Plan) and any amendments or modifications thereto shall apply and be enforceable notwithstanding any otherwise applicable nonbankruptcy law.

          39. Settlements. All compromises and settlements provided for in the Plan are approved.

          40. IPO Claims Agreement.

               (a) Any IPO Claims (as defined below) have the same priority as the UPC Ordinary Shares A pursuant to Section 510(b) of the Bankruptcy Code.

               (b) The automatic stay in the Chapter 11 Case pursuant to Section 362 of the Bankruptcy Code is modified to allow Roger Andriessen and the other plaintiffs (collectively, the "IPO Plaintiffs") in the IPO Litigation to (a) prosecute the IPO Litigation against the Debtor for the purpose of attempting to obtain a judgment or settlement, not to exceed in any event the amount of any valid and collectible insurance which the Debtor may have in respect of such liability and (b) collect a judgment or settlement, if one is obtained, solely out of such insurance, in full satisfaction, settlement, release, extinguishment and discharge of any claims against the Debtor, its Estate, the Reorganized Debtor or New UPC arising in the IPO Litigation or that could have been asserted in the IPO Litigation (the "IPO Claims").


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               (c) The releases set forth in Section 12.4 of the Plan shall not release any liability of the "Underwriter Defendants" in the IPO Litigation.

          41. Substantial Consummation. Substantial consummation of the Plan shall be deemed to occur on the Effective Date.

          42. Future Notices. Unless otherwise expressly set forth in this Order, notice of all subsequent pleadings in this case shall be limited to the following parties: (i) counsel to the Debtor or Reorganized Debtor, (ii) counsel to New UPC, (iii) the United States Trustee, (iv) counsel to the Committee; and
(v) any party known to be directly affected by the relief sought.

Dated:  New York, New York
        February 20, 2003

                                    /s/ Burton R. Lifland
                                   -----------------------------------
                                   Honorable Burton R. Lifland
                                   United States Bankruptcy Judge